SUB-ITEM 77Q1(a)1

                           MFS MUNICIPAL SERIES TRUST

The Master Amended and Restated By-Laws for MFS Municipal Series Trust, dated January 1, 2002, as revised December 16, 2004 are contained in MFS Series Trust I (File Nos. 33-7638 and 811-4777) Post-Effective Amendment No. 45 to the Registration Statement as filed with the Securities and Exchange Commission via EDGAR on December 29, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.